UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]	Definitive Information Statement

FORLINK SOFTWARE CORPORATION, INC.
(Name of Registrant as Specified In Its Charter)

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[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

INFORMATION STATEMENT

OF

FORLINK SOFTWARE CORPORATION, INC.

Shenzhou Mansion 9F, ZhongGuanCun South Street, No. 31

Haidian District

Beijing, China

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions described in this Information Statement have already been approved by a majority of our stockholders.

A vote of the remaining stockholders is not necessary.

This Information Statement is first being furnished on or around December [__], 2007 to the stockholders of record as of the close of business on December 24, 2007 of the common stock of Forlink Software Corporation, Inc., a Nevada corporation (the “Company”).

A total of three stockholders holding 49,300,000 shares of the Company’s 92,821,707 issued and outstanding shares of common stock that are entitled to vote on the matters described in this information statement have consented in writing to the actions described below. The shares of the Company’s capital stock entitled to vote on these actions are referred to in this information statement as the “Voting Shares.” Such approval and consent constitute the approval and consent of holders of a majority of the total number of the Voting Shares and are sufficient under the Nevada Revised Statutes and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this information statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY

CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the Company’s common stock.

The Company will only deliver one information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this information statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

FORLINK SOFTWARE CORPORATION, INC.

Shenzhou Mansion 9F, ZhongGuanCun South Street, No. 31

Haidian District

Beijing, China

Tel: 011-8610 6811 8686

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 92,821,707 voting shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting stockholders are the record and beneficial owners of 49,300,000 shares of the Company’s common stock, which represents approximately 53.1% of the total number of Voting Shares. Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the actions described herein in a written consent, dated December 24, 2007, attached hereto as Exhibit 1. No consideration was paid for the consent. The consenting stockholders' names, affiliations with the Company and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage (4)

Yi He(1)	Director, Officer and Stockholder	25,800,000	27.8%
Hongkeung Lam(2)	Director, Officer and Stockholder	10,500,000	11.3%
Statelink International Group, Ltd. (3)	Stockholder	13,000,000	14.0%

TOTAL		49,300,000	53.1%

(1)	Mr. Yi He is the Chief Executive Officer, Chairman of the Board of Directors and a director of the Company.

(2)	Mr. Hongkeung Lam is Chief Financial Officer, Chief Accounting Officer, Secretary and a director of the Company.

(3)	Zhenying Sun, a director of the Company, is the controlling person of Statelink International Group, Ltd. and has both voting and dispositive power over these shares.

(4)	Based upon 92,821,707 shares of Common Stock outstanding as of December 24, 2007.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

 PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 24, 2007, for each of the following persons:

•	each of our directors and named executive officers;

•	all directors and named executive officers as a group; and
•	each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. The address of the listed individuals is Forlink Software Corporation, Inc., Shenzhou Mansion 9F, ZhongGuanCun South Street, No. 31, Haidian District, Beijing, China. The percentage of class beneficially owned set forth below is based on 92,821,707 shares of common stock outstanding on December 24, 2007.

Names:
Name of Executive Officers and Directors:	Position	Number of Shares beneficially owned[1]	Percentage of class beneficially owned [3]
Yi He	Chief Executive Officer, Chairman and Director	25,800,000	27.8%
Hongkeung Lam	Chief Financial Officer, Chief Accounting Officer and Director	10,500,000	11.3%
Guoliang Tian	Director	0	0%
Yu Fang	Director	0	0%
Zhenying Sun	Director	13,000,000[2]	14.0%
Name of Beneficial Owners:
Jing Zeng		5,760,000	6.2%
Statelink International Group, Ltd.		13,000,000[2]	14.0%
All directors and executive officers as a group (5 persons)		49,300,000	53.1%

(1)	Unless otherwise indicated, all shares are directly owned and investing power is held by the person named in the table.

(2)	These shares of Common Stock are held directly by Statelink International Group, Ltd., of which Ms. Sun is the controlling person and has both voting and dispositive power over these shares.

(3)	Based upon 92,821,707 shares of Common Stock outstanding as of December 24, 2007.

NOTICE TO STOCKHOLDERS OF ACTIONS

APPROVED BY CONSENTING MAJORITY STOCKHOLDERS

The following actions were approved by written consent of the consenting majority stockholders:

ACTION 1

REVERSE STOCK SPLIT

Material Terms, Potential Risks And Principal Effects Of The One-For-Twenty Reverse Stock Split

Our Board of Directors and the consenting majority stockholders have adopted and approved resolutions to effect a one-for-twenty (1-for-20) reverse stock split of the Company’s outstanding shares of common stock(the “Reverse Split”). The Board of Directors and the consenting majority stockholders believe that the Reverse Split is in the best interest of the Company and its stockholders because the Company believes the Reverse Split will maximize stockholder value. Management believes that the Reverse Split is in the Company’s best interest in that it may increase the trading price of its the common stock. An increase in the price of the common stock could, in turn, generate greater investor interest in the Company, thereby enhancing the marketability of the Company’s common stock to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Company’s common shares.

The immediate effect of the Reverse Split would be to reduce the total number of outstanding shares of the Company’s common stock from 92,821,707 to approximately 4,641,085 shares presently issued and outstanding. However, the Reverse Split will affect all of the holders of all classes of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split will become effective with the filing of the Company’s Certificate of Amendment to the Articles of Incorporation, as amended and in effect on the filing date, which will occur on a date not less than twenty (20) calendar days after we mail this Information Statement to our record stockholders (the “Effective Date”). Under applicable federal securities laws, the Reverse Split cannot be effective until at least twenty (20) calendar days after the Mailing Date.

After the Reverse Split becomes effective, there can be no assurance that the bid price of the common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. For example, based on the closing price on the OTC Bulletin Board of our common stock on December 21, 2007 of $0.075 per share, when the Reverse Split is implemented at the one-for-twenty ratio, there can be no assurance that the post-split market price of our common stock would be $1.50 or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

Additionally, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock.

No fractional shares will be issued for any fractional share interest created by the Reverse Split, and stockholders will receive a full share of common stock for any fractional share interests created by the Reverse Split.

The Reverse Split will also likely result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

The Reverse Split will not change the number of authorized shares of the Company’s common stock as designated by our Articles of Incorporation, as amended, which currently authorizes us to issue 200,000,000 shares of common stock. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.

Because the number of authorized shares of Company’s common stock will be maintained at 200,000,000 and the Reverse Split only applies to our issued and outstanding shares of common stock, the number of authorized, but unissued, shares of common stock will in effect increase after the Reverse Split, as compared to pre-Reverse Split. Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s shareholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combinations involving the Company.

Before and immediately following the Reverse Split, the number of shares of the Company’s common stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock
Pre Reverse Split	92,821,707	200,000,000
1 for 20 Reverse Split	4,641,085	200,000,000

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

Implementation of Reverse Split

Following the Effective Date of the Amendment, the share certificates representing the pre-Reverse Split number of common stock shares held by the stockholders (the “Old Shares”) will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split and the Name Change described in Action 2 below, but this in no way will effect the validity of your current share certificates. The Reverse Split will occur on the Effective Date of the Amendment without any further action on the part of our shareholders. After the Effective Date of the Amendment, each share certificate representing the Old Shares will be deemed to represent 1/20 of a share of our common stock. Certificates representing the post-Reverse Split number of shares (the “New Shares”) will be issued in due course as the Old Shares’ certificates are tendered for exchange or transfer to our transfer agent, Nevada Agency and Trust Company. Each holder of record of shares of the Company's common stock that is outstanding on the Effective Date of the Reverse Split may contact the Company's transfer agent after the Effective Date to exchange the certificates for new certificates representing the New Shares into which the existing Old Shares have been converted as a result of the Reverse Split. Until the stockholder forwards a completed letter of transmittal (which letter can be obtained from our transfer agent), together with certificates representing such stockholder's Old Shares to the transfer agent and receives in return a new certificate representing the stockholder’s New Shares, such stockholder's Old Shares shall be deemed equal to the number of whole shares of New Shares to which such shareholder is entitled as a result of the Reverse Split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a shareholder has held their existing pre-Reverse Split shares will be included in the total holding period.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, NE, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

EXHIBIT 1

JOINT WRITTEN CONSENT OF THE

BOARD OF DIRECTORS

AND

THE MAJORITY STOCKHOLDERS

OF

FORLINK SOFTWARE CORPORATION, INC.

a Nevada Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Forlink Software Corporation, Inc., a Nevada corporation (the “Corporation”), acting pursuant to the authority granted by Sections 78.390, 78.315 and 78.320 of the Nevada Revised Statutes, and the Bylaws of the Corporation, do hereby adopt and approve the following resolutions by written consent as of December 24, 2007:

AMENDMENT TO ARTICLES OF INCORPORATION

IN CONNECTION WITH THE ONE-FOR-TWENTY REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders that each twenty (20) issued and outstanding shares of common stock of the Corporation (“Common Stock”) be changed and converted into one (1) share of Common Stock (the “Reverse Split”), as set forth in the Certificate of Amendment, the form of which is attached hereto as Exhibit A (the “Certificate of Amendment”);

WHEREAS, subject to and in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nevada Revised Statutes, it is deemed to be in the best interests of the Corporation and its stockholders that the Corporation set a record date of December 24, 2007 (the “Record Date”) in connection with the notice required for the Reverse Split;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned majority stockholders and the Board of Directors hereby adopt and approve the Reverse Split so that each twenty (20) issued and outstanding shares of Common Stock shall be changed and converted into one (1) share of Common Stock;

RESOLVED FURTHER, that to effectuate the Reverse Split, Article IV of the Articles of Incorporation, as amended and in effect on the date hereof (the “Articles of Incorporation”), be amended by adding the following paragraphs thereto:

“Upon the date that this Certificate of Amendment to the Articles of Incorporation of the Corporation becomes effective in accordance with the Nevada Revised Statutes (the “Effective Date”), each twenty (20) shares of common stock, par value $0.001 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of common stock, par value $0.001 per share (“New Common Stock”), of the Corporation.

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of the New Common Stock.

Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock.

Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

RESOLVED FURTHER, that no fractional shares will be issued in connection with the Reverse Split and that any fractional share that would have resulted because of the Reverse Split will be rounded to the next whole share;

RESOLVED FURTHER, that stockholders of record on December 24, 2007 are the stockholders entitled to consent to the Certificate of Amendment and to receive notice of such action pursuant to Rule 14c-2 of the Securities Exchange Act of 1934;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada the Certificate of Amendment substantially in the form as set forth in Exhibit A, in accordance with applicable law;

RESOLVED FURTHER, that, subject to the foregoing, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares held by each stockholder after giving effect to the Reverse Split, and, if requested, to issue replacement stock certificates to each such requesting stockholder representing the number of shares to which each such stockholder is entitled after giving effect to the Reverse Split;

RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

RESOLVED FURTHER, that any action or actions heretofore taken by any executive officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[Remainder of Page Left Blank Intentionally]

This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted and approved at meetings duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

Dated: December 24, 2007	DIRECTORS AND MAJORITY STOCKHOLDERS:

/s/ Yi He
Yi He, as director and as a stockholder holding 25,800,000 shares of common stock

/s/ Hongkeung Lam
Hongkeung Lam, as director and as a stockholder holding 10,500,000 shares of common stock

/s/ Zhenying Sun
Zhenying Sun, as director

/s/ Zhenying Sun
By: Zhenying Sun, Director
Statelink International Group, Ltd. as a stockholder holding 13,000,000 shares of common stock

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT

 CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: FORLINK SOFTWARE CORPORATION, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE IV is hereby amended by adding the following paragraphs thereto:

“Upon the date that this Certificate of Amendment to the Articles of Incorporation of the Corporation becomes effective in accordance with the Nevada Revised Statutes (the “Effective Date”), each twenty (20) shares of common stock, par value $0.001 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of common stock, par value $0.001 per share (“New Common Stock”), of the Corporation.

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of the New Common Stock.

Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock.

Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 53.1%

4. Effective date of filing (optional): ____________________

5. Officer Signature (required): ________________________